Exhibit 10.1

JAMBA, INC.

MANAGEMENT INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Jamba, Inc. Management Incentive Plan is to increase stockholder value and to the success of the Company by motivating Participants (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives.

2. Definitions

The following terms as used in the Plan shall have the meanings set forth below:

“Award” means, as to any Performance Period, a cash (or its equivalent) payment made under the Plan to a Participant for such Performance Period.

“Base Salary” means as to any Performance Period, the Participant’s annualized salary rate as in effect on the last day of the Performance Period. Base Salary shall be prorated for a Performance Period of less than a full Fiscal Year. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans, if any.

“Board” means the Board of Directors of the Company.

“Committee” means the Compensation and Executive Development Committee of the Board, or any successor committee appointed by the Board to administer the Plan, or a subcommittee thereof.

“Company” means Jamba, Inc. or any successor thereto.

“Disability” means the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

“Eligible Employee” means a full-time Employee at the Manager level and above. Other Employees as approved by the Committee may also be Eligible Employee.

“Employee” means any employee of the Company or of a Subsidiary, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

“Fiscal Year” means any fiscal year of the Company, which is divided into 13 accounting periods ending on the Tuesday which is closest to December 31 each year. The first Fiscal Year to which the Plan shall apply will be Fiscal Year 2011, commencing December 29, 2010.

“Maximum Award” means as to any Target Award to any Participant for any Performance Period, an additional percentage of the Target Award, or a specific dollar amount, as determined by the Committee.

“Participant” means, as to any Performance Period, any Eligible Employee who has been selected by the Committee for participation in the Plan for such Performance Period.

“Performance Goals” means the goals or other standards of measurement of Company performance and individual performance applicable to a Participant for a Performance Period as established by the Committee.

“Performance Period” means the Company’s Fiscal Year or shorter period selected by the Committee.

“Plan” means the Jamba, Inc. Management Incentive Plan, as amended from time to time.

“Subsidiary” means any corporation, partnership, limited liability company, or other entity of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

“Target Award” means the target Award payable under the Plan to a Participant for a Performance Period, expressed as a percentage of the Participant’s Base Salary or as a specific dollar amount, as determined by the Committee.

3. Administration

(a) Administration by the Committee. The Plan shall be administered by the Committee.

(b) Authority of the Committee. The Committee shall have full power and authority to: (i) designate the Participants; (ii) grant Awards under the Plan to Participants; (iii) determine the type or types of Performance Goals and the Performance Period with respect to each Award; (iv) determine the size of Awards and establish any other terms and conditions of any Award; (v) construe, interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vi) adopt, amend, suspend, waive or rescind such rules and regulations and appoint such agents as it shall deem necessary or desirable for the administration of the Plan; (vii) correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any agreement evidencing an Award or other instrument entered into or Award made under the Plan; and (viii) make any other determinations and decisions and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Exercise of Authority. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding on all persons, including the Company and its stockholders and its Subsidiaries, Eligible Employees, Participants and their legal representatives and beneficiaries, and any person claiming a benefit or right under an Award or under the Plan. The Committee may delegate to officers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine. The Committee may appoint agents to assist it in administering the Plan.

(d) Committee Proceedings. The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting of the Committee duly called and held.

(e) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s independent auditors, legal counsel, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Eligibility

The Committee will select the Eligible Employees who will be Participants in the Plan for any Performance Period. Selection as a Participant for one Performance Period does not entitle the Eligible Employee to be selected by the Committee as a Participant for any subsequent Performance Period.

5. Awards

(a) General. Subject to the provisions of the Plan, Awards may be granted as set forth in this Section. In addition, the Committee may impose on any Award, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Establishment of Performance Goals. With respect to each Performance Period, the Committee shall establish for each Participant one or more Performance Goals for such Performance Period, and the relative weight to be given to each Performance Goal. The Performance Goals and the weighting thereof may vary by Participant and may be different for different Performance Periods and for different Awards. As determined by the Committee, the Performance Goals for any Target Award or Maximum Award applicable to a Participant may provide for a targeted level or levels of achieving one or more Performance Goals. The Performance Goals utilized by the Committee for each Participant may be based on individual performance, corporate financial measures on either a consolidated, Subsidiary or business unit basis as the Committee shall determine in its discretion. Any criteria may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including against another company or companies), (iii) on a per share basis, (iv) against the performance of the Company or a Subsidiary as a whole or a segment or business unit of the Company or a Subsidiary, and/or (v) on a pre-tax or after-tax basis. Prior to the end of any Performance Period, the Committee shall determine whether any element or elements shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

(c) Establishment of Target Awards and Maximum Awards. The Committee, in its sole discretion, shall establish a Target Award and a Maximum Award for each Participant.

(d) Determination and Payment of Awards. As soon as practicable after the end of a Performance Period, the Committee will determine the amount, if any, of the Award earned by each Participant under the applicable Performance Goals. Notwithstanding the attainment of one or more specified Performance Goals or any other provision of the Plan to the contrary, the Committee shall have the discretion to increase, eliminate or reduce the Award that which otherwise would be payable to a Participant, based on such factors as deemed appropriate by the Committee.

(e) Form of Payment of Awards. Awards under the Plan shall be paid to the Participants in cash (or its equivalent) in a single lump sum during the period commencing on the first day following the end of the Performance Period and ending on the 15th day of the third month following the end of the Performance Period. Notwithstanding the foregoing, the Committee may, in its discretion, adopt a separate plan which permits Participants to elect to defer the payment of all or a portion of their Awards in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

6. Termination of Employment

(a) General Termination of Rights Hereunder. Except as may be otherwise determined by the Committee, in the event a Participant’s employment with the Company terminates for any reason, voluntarily or involuntarily, before the last date of a Performance Period, then that Participant shall have no further rights under the Plan and shall not be entitled to payment of any Award under the Plan, except as provided in this Section.

(b) Termination Due to Participant’s Death or Disability. In the event the Participant’s termination of employment occurs due to the Participant’s death or Disability, then the Participant (or his estate or beneficiaries) shall be entitled to receive a pro rata portion of the Award to which such Participant would have been entitled if such Participant had remained employed with the Company throughout the Performance Period in effect on the date of termination, based on multiplying (i) a fraction, (A) the numerator of which is equal to the number of days the Participant was performing the Participant’s employment duties on a full-time basis during such Performance Period, (B) and the denominator of which is equal to the number of days in the Performance Period, by (ii) any Award under the Plan to which such Participant would have been entitled if such Participant had continued to perform the Participant’s employment duties on a full-time basis for the Company through the end of the Performance Period in effect on the date of termination.

7. Amendment and Termination of the Plan

The Board may, in its sole discretion, from time to time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award previously granted to the Participant.

8. General Provisions

(a) No Transferability. No Award granted under the Plan nor any other rights acquired by a Participant under the Plan shall be assignable or transferable by a Participant, other than by a will or the laws of descent and distribution, and no Award under the Plan shall be subject in any manner to anticipation, pledge, encumbrance, charge, garnishment, execution or levy or lien of any kind, whether voluntary or involuntary, and any attempt contrary thereto shall be void.

(b) Designation of Beneficiary. Subject to applicable law, each Participant shall have the right to file with the Company a written designation of one or more beneficiaries who shall be entitled to receive the amount, if any, payable under the Plan pursuant to an Award following the Participant’s death. A Participant may from time to time revoke or change a beneficiary or beneficiaries by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, change or revocation thereof shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to receipt. If no such beneficiary designation is in effect at the time of a Participant’s death, or if no designated beneficiary survives the Participant, or if such designation conflicts with law, the payment of the amount, if any, payable pursuant to an Award under the Plan upon the Participant’s death shall be made to the Participant’s estate. If the Committee is in doubt as to the right of any Person to receive any amount, then the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction or to the estate of the Participant, in which event the Company and the Committee shall have no further liability to any Person with respect to such a amount.

(c) No Rights to Awards. Nothing in the Plan shall be construed as giving any Participant, Eligible Employee or other person any right to claim to be granted any Award under the Plan, or to be treated uniformly with other Participants and Eligible Employees.

(d) Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted or any payment due under the Plan amounts of income, employment and other taxes due with respect to an Award and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of tax obligations relating to any Awards.

(e) No Right to Employment. Nothing contained in the Plan shall, and no grant of any Award shall be construed to (i) confer upon any Participant any right to continue in employment with the Company or any Subsidiary or (ii) interfere in any way with the right of the Company or any Subsidiary to terminate any Participant’s employment at any time.

(f) Unfunded Status of Awards. Each Award payable under the Plan shall be paid solely from the general assets of the Company. The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Company shall not have any obligation to establish any trust or other special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan. With respect to any payments not yet made to Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

(g) Governing Law. The validity, interpretation, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award thereunder shall be governed by the laws of the State of California, without regard to provisions governing conflicts of laws.

(h) Application of Section 409A. This Plan is not intended to provide for the deferral of compensation within the meaning of Section 409A of the Code and is intended to be exempt from Section 409A of the Code as providing for only short-term deferrals within the meaning of Treasury Regulation Section 1.409A-1(b)(4). Accordingly, the Plan will be interpreted and administered in accordance with this intent.

(i) Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

(j) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k) Indemnification. Each member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or her undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

(l) Construction. For purposes of the Plan, the following rules of construction shall apply: (i) the word “or” is disjunctive but not necessarily exclusive; (ii) words in the singular include the plural; words in the plural include the singular; and words in the neuter gender include the masculine and feminine genders; and (iii) words in the masculine or feminine gender include the other and neuter genders.

(m) Costs and Expenses. The costs and expenses of administering the Plan shall be borne solely by the Company.

(n) Requirements of Law. The Plan and all Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

9. Effective Date

The Plan shall be effective as of December 29, 2010.